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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 15, 2002 relating to the financial statements and financial statement schedules of PlanVista Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
May 23, 2002